Exhibit 10.8

NEITHER THIS CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE AS INTEREST OR UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY PROVIDING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

BRB FOODS, INC.
CONVERTIBLE NOTE

US$[●]	[●], 2023

FOR VALUE RECEIVED, BRB FOODS INC., a Wyoming company with principal place of business at Rua Doutor Eduardo de Souza Aranha 387 — Conjunto 151, Sao Paulo, SP 04543-121, (hereinafter called "Borrower" or the "Company"), hereby promises to pay to [HOLDER], a company duly constituted and organized under the laws of Brazil, CNPJ/ME n° 32.085.682/0001-79, with principal place of business at the city of Sao Paulo, at Avenida Brigadeiro Faria Lima 2055, 11th floor, Jardim Paulista, 01.451-000, Brazil ("Holder"), the sum of [●] U.S. Dollars (US$[●]), with interest accruing at the annual rate of twelve and one-half (12.5%) percent. Interest hereunder shall be payable at maturity kind, with payment in shares of the Company common stock valued at the Conversion Price (as hereinafter defined; the "PIK Shares"), or if there is no Financing Event (as hereinafter defined) such Interest shall be paid in cash. The Company and Holder collectively shall be designated for purposes of this Note as the Parties.

The principal and accrued interest pursuant to this Note shall automatically convert to shares of the Company's common stock (the "Conversion Shares" and the PIK Shares, respectively) pursuant to the terms of the Automatic

NEM ESTA NOTA CONVERSIVEL NEM AS AcOES ORDINARIAS EMITIDAS, JUROS OU APOS A CONVERSAO DESTA NOTA FORAM REGISTRADAS SOB A LEI AMERICANA DE VALORES MOBILIARIOS DE 1933, CONFORME ALTERADA. NENHUMA VENDA OU ALIENAC.AO PODERA SER EFETUADA, EXCETO DE ACORDO COM UMA DECLARAcAO DE REGISTRO EFETIVA RELACIONADA A ELA OU UM PARECER DE ADVOGADO PARA 0 TITULAR QUE SEJA SATISFATORIO PARA A EMPRESA, E DESDE QUE 0 REGISTRO NAO SEJA EXIGIDO PELA LEI.

BRB FOODS, INC.
NOTA CONVERSIVEL

US$[●]	[●] de 2023

POR VALOR RECEBIDO, a BRB FOODS INC., uma empresa de Wyoming com sede na Rua Doutor Eduardo de Souza Aranha, 387 — Conjunto 151, Sao Paulo, SP, 04543-121 (doravante denominada "Tomador", "Mutuario", "Empresa" ou "Companhia"), compromete-se a pagar ao [●], sociedade devidamente constituida e organizada de acordo com as leis brasileiras, CNPJ/ME n° 32.085.682/0001-79 com sede na Avenida Brigadeiro Faria Lima, 2055, 112 andar, Jardim Paulista, Sao Paulo — SP, 01.451-000 ("Titular"), [●] (US$[●]), com juros acumulados a taxa anual de 12,5% (doze e meio). Os juros sera° pagos no vencimento, com pagamento em awes ordinarias da Companhia avaliadas ao Prego de Convers'ao (conforme doravante definido, as "Awes" e/ou "Awes PIK"), ou, caso n'ao haja Evento de Liquidez (conforme doravante definido), tais Juros sera° pagos em dinheiro. A Companhia e o Titular sera° designados coletivamente para os fins desta Nota como as Panes.

O principal e os juros vencidos nos termos desta Nota sera° automaticamente convertidos em awes ordinarias da Companhia (as "Awes de Convers'ao" e as Agoes PIK, respectivamente) de acordo com os termos do mecanismo de

Conversion mechanism set forth in Section 1.3 below. All the Conversion Shares and PIK Shares issuable hereunder will upon issuance be fully paid and non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Borrower shall at all times have authorized and reserved for issuance a sufficient number of shares of its common stock to provide for the payment of interest and the conversion of this Note. Delivery of the principal by the Lender to the Holder shall be evidenced by the Company pursuant to the wire instructions set forth on Exhibit A — Wire Transfer Instructions.

ARTICLE I - PAYMENT RELATED PROVISIONS

1.1 Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note in PIK Shares (or if there is no Financing Event (as hereinafter defined), such Interest shall be paid in cash) on the Maturity Date. The principal amount of this Note plus any accrued and unpaid interest shall be collectively referred to herein as the "Debt."

1.2 Repayment. This Note, including accrued interest, shall be repaid to the Holder on or before the Maturity Date as provided herein unless the Automatic Conversion provisions contained herein are satisfied in section 1.3.

1.3 Automatic Conversion. In the event the Company undergoes a Financing Event (as hereinafter defined) on or before the Maturity Date, then the outstanding principal balance of the Note and all accrued and unpaid interest (the "Conversion Amount") shall be automatically converted into Conversion Shares (i.e., common stock of the Company) at the Conversion Price (as hereinafter defined) immediately prior to the Company's receipt of an effective order from the SEC declaring the registration statement of the Company's initial public offering effective (said initial public offering the "Financing Event"). In no event shall the Company issue fractional shares; all fractional shares shall be rounded up to the next whole share. The "Conversion Price" of securities for the Borrower shall mean a price equal to 65% of the per share price of the securities sold in the Financing Event.

Convers'ao Automatica estabelecido na Seg"ao 1.3 abaixo. Todas as Agoes de Convers'ao e Agoes PIK emitidas neste documento sera°, no momento da emiss'ao, integralmente pagas e n'ao restritas e isentas de todos os impostos, onus e encargos com relag"ao a sua emiss'ao. O Tomador devera sempre ter autorizado e reservado para emiss'ao um niimero suficiente de awes de suas awes ordinarias para prover o pagamento de juros e a convers'ao desta Nota. A entrega do principal pelo Credor ao Titular devera ser comprovada pela Companhia de acordo com as instrugoes estabelecidas no Anexo A — Instrugaes de Transferencia.

ARTIGO I - DISPOSICOES REFERENTES A PAGAMENTO

1.1 Pagamento de Juros. O Tomador devera pagar juros sobre o valor principal em circulag"ao desta Nota em Agoes PIK (ou, se n'ao houver Evento de Financiamento (conforme definido a seguir), tais Juros sera° pagos em dinheiro) na Data de Vencimento. O valor principal desta Nota acrescido de quaisquer juros vencidos e n'ao pagos sera coletivamente referido neste documento como "Divida".

1.2 Reembolso. Esta Nota, incluindo os juros acumulados, sera reembolsada ao Titular na Data de Vencimento ou antes dela, conforme previsto neste documento, a menos que as disposigoes de Convers'ao Automatica aqui contidas sejam satisfeitas na seg"ao 1.3.

1.3 Convers'ao Automatica. No caso de a Empresa sofrer um Evento de Financiamento (conforme definido a seguir) na Data de Vencimento ou antes dela, o saldo principal pendente da Nota e todos os juros acumulados e n'ao pagos (o "Valor de Convers'ao") sera° automaticamente convertidos em Agoes de Convers'ao (ou seja, awes ordinarias da Empresa) ao Prego de Convers'ao (conforme definido a seguir) imediatamente antes do recebimento pela Empresa de uma ordem efetiva da SEC declarando a declarando de registro da Empresa efetivag"ao da oferta pCiblica inicial (referida oferta pCiblica inicial de awes o "Evento de Financiamento"). Em nenhuma hipotese a Companhia emitira awes fracionarias; Todas as awes fracionarias sera° arredondadas para a proxima ag5o inteira. O "Preto de Conyers5o" dos titulos para o Tomador significara um prego igual a 65% do prego por ag5o dos titulos vendidos no Evento de Financiamento.

1.4 Maturity Date: Unless earlier converted as set forth above, the outstanding principal and all accrued interest under the Notes will become due and payable on the earliest to occur of: (i) that date which is nine (9) months from the date of this Note; or (ii) an Event of Default occurs.

ARTICLE II - EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an "Event of Default") shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Breach of Covenant. The Borrower breaches any covenant or other term, or condition of this Note and such breach continues more than a period of thirty (30) business days after written notice to the Borrower from a Holder.

2.2 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

1.4 Data de Vencimento: A menos que tenha sido convertido anteriormente, conforme estabelecido acima, o principal em aberto e todos os juros acumulados sob as Notas se tornar5o devidos e pagaveis no mais cedo a ocorrer: (i) naquela data que é de nove (9) meses a partir da data desta Nota, ou (ii) um Evento de Inadimplencia ocorrer.

ARTIGO II - EVENTOS DE INADIMPLENCIA

A ocorrencia de qualquer um dos seguintes eventos de inadimplencia (cada um, um "Evento de Inadimplencia") devera, por opg5o do Titular deste documento, fazer com que todas as quantias ou principal e juros que permanegam n5o pagos neste documento e todos os outros valores a pagar neste documento sejam imediatamente devidos e exigiveis, todos sem demanda, apresentag5o ou aviso previo, ou period° de carencia, todos os quais s5o expressamente renunciados, exceto conforme estabelecido abaixo:

2.1 Quebra de Pacto. O Mutuario viola qualquer pacto ou outro termo, ou condig5o desta Nota e tal violag5o continua excedendo um period° de trinta (30) dias ateis apps notificag5o por escrito ao Mutuario de um Titular.

2.2 Violag5o de Declaragoes e Garantias. Qualquer representag5o ou garantia do Mutuario feita em qualquer acordo, declarag5o ou certificado dado por escrito nos termos deste documento ou em conex5o com este documento sera falsa ou enganosa em qualquer aspecto material.

2.3 Receiver or Trustee. The Borrower shall make an assignment for the benefit of Holders or apply for, or consent to, the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of Borrowers shall be instituted by or against the Borrower.

ARTICLE III - REPRESENTATIONS BY HOLDER

Holder represents and warrants to Borrower as follows:

3.1 Holder has received and examined all public information, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

3.2 Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current piano business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables and working capital obligations. The Holder has such knowledge and experience in financial and business matters that the Holder can evaluate the merits and risks of the Holder's investment in this Note.

2.3 Administrador ou Sindico. O Mutuario deve fazer uma cess'ao em beneficio dos Titulares ou solicitar ou consentir a nomeag"ao de um administrador judicial ou fiduciario para ele ou para uma parte substancial de sua propriedade ou negocio; ou tal destinatario ou administrador fiduciario sera nomeado de outra forma.

2.4 Falencia. Os processos de falencia, insolvencia, recuperag"ao ou liquidag"ao ou outros processos ou medidas de reparag"ao ao abrigo de qualquer lei de falencia ou de qualquer lei para o alivio dos mutuarios sera° instaurados pelo mutuario ou contra ele.

ARTIGO III - REPRESENTACOES DO TITULAR

O Titular representa e garante ao Tomador o seguinte:

3.1 O Titular recebeu e examinou todas as informagoes pCiblicas, de ou relativas ao Mutuario, que o Titular considere necessarias para tomar uma decis'ao informada sobre esta Nota. Alem disso, o Titular teve a oportunidade de fazer perguntas e receber respostas dos oficiais e agentes do Mutuario em relack ao Mutuario e de obter tais informagoes, na medida em que tais pessoas possuissem as mesmas ou pudessem adquiri-las sem esforgo ou despesa desarrazoadas, conforme o Titular considerasse necessario para verificar a exatid'ao das informagoes aqui referidas.

3.2 O Titular reconhece e entende que (i) os recursos desta Nota n'ao sera° suficientes para fornecer ao Tomador os fundos necessarios para alcangar seu de negocios atuais; (ii) o Tomador n'ao dispuser de caixa suficiente para o pagamento desta Nota; (iii) esta Nota n'ao sera garantida, (iv) o Titular assume o risco economic° de nunca ser reembolsado nesta Nota; e (v) o Tomador podera utilizar o produto desta Nota para satisfag"ao de dividas e obrigagoes de capital de giro preteritas. O Titular tem tal conhecimento e experiencia em assuntos financeiros e comerciais que o Titular pode avaliar os meritos e riscos do investimento do Titular nesta Nota.

3.3 Holder hereby certifies that Holder is an "Accredited Investor" (as that term is defined by Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) because at least one of the following statements is applicable to Holder:

(a) Holder is an Accredited Investor because the Holder had individual income of more than US$200,000 in each of the two prior calendar years and reasonably expects to have individual income more than US$200,000 during the current calendar year.

(b) Holder is an Accredited Investor because the Holder and his or her spouse together had income of more than US$300,000 in each of the two prior calendar years and reasonably expect to have joint income more than US$300,000 during the current calendar year.

(c) Holder is an Accredited Investor because the Holder has an individual net worth, or the Holder and his or her spouse have a joint net worth of more than US$1,000,000. For purposes of this Section 3.3(c), "net worth" means the excess of the Investor's total assets at fair market value, not including the value of the Investor's primary residence, over Investor's total liabilities, not including the amount of indebtedness on the Investor's primary residence that does not exceed the value of the Investor's primary residence.

(d) Holder, which is an entity, is an Accredited Investor because the Holder has total assets more than US$5,000,000.

3.4 Holder is acquiring this Note for his/her/its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5 Holder acknowledges that this Note and the securities issued upon conversion thereof (a) have not been registered under applicable securities laws, (b) will be a "restricted security: as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder's representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.3 O Titular certifica que o Titular é um "Investidor Credenciado" (como esse termo é definido pelo regulamento D sob a Lei de Valores Mobiliarios de 1933, conforme alterada (a "Lei de Valores Mobiliarios" dos EUA)) porque pelo menos uma das seguintes declaragoes é aplicavel ao Titular:

(a) O Titular é um Investidor Credenciado porque o Titular teve renda individual de mais de US$200.000 em cada um dos dois anos civis anteriores e espera razoavelmente ter renda individual superior a US$200.000 durante o ano civil atual.

(b) O Titular é um Investidor Credenciado porque o Titular e seu conjuge juntos tiveram renda de mais de US$300.000 em cada um dos dois anos civis anteriores e razoavelmente esperam ter renda conjunta superior a US$300.000 durante o ano civil atual.

(c) O Titular é um Investidor Credenciado porque o Titular tem um patrimonio liquid° individual, ou o Titular e seu conjuge tem um patrimonio liquid° conjunto de mais de US$1,000,000. Para os fins desta Sega"o 3.3(c), "patrimonio liquido" significa o excesso dos ativos totais do Investidor pelo valor justo de mercado, n'ao incluindo o valor da residencia principal do Investidor, sobre o passivo total do Investidor, n'ao incluindo o montante do endividamento na residencia principal do Investidor que n'ao exceda o valor da residencia principal do Investidor.

(d) O Titular, que é uma entidade, é um Investidor Credenciado porque o Titular tem ativos totais superiores a US$5,000,000.

3.4 O Titular esta adquirindo esta Nota por sua pr6pria conta, apenas para fins de investimento, e n'ao com vistas a revenda ou distribuica"o da totalidade ou de parte dela.

3.5 O Titular reconhece que esta Nota e os valores mobiliarios emitidos na sua convers'ao (a) n'ao tenham sido registrados sob a legislaga"o aplicavel em materia de valores mobiliarios, (b) sera° um "titulo restrito: definido nas leis de valores mobiliarios aplicaveis, (c) foi emitido com base nas isengoes estatutarias de registro contempladas pelas leis de valores mobiliarios aplicaveis com base (em parte) na precis'ao das declaragoes do Titular contidas neste documento, e (d) n'ao sera transferivel sem registro sob as leis de valores mobiliarios aplicaveis, a menos que uma iseng"ao de tais requisitos de registro esteja disponivel.

3.6 Holder has had this Note and any other documents executed in connection herewith reviewed by their own counsel.

ARTICLE IV - MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) business days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied, or by electronic mail or services such as DocuSign with acknowledged receipt by the Parties. For the purposes hereof, the addresses and fax numbers of the Holder and the Borrower are as set forth in the first paragraph on Page 1 of this Note.

3.6 O Titular teve esta Nota e quaisquer outros documentos assinados em conelao com este documento revisados por seu proprio advogado.

ARTIGO IV - DIVERSOS

4.1 Fracasso ou indulgencia n'ao ren6ncia. Nenhuma falha ou atraso por parte do Titular deste documento no exercicio de qualquer poder, direito ou privilegio aqui estabelecido operara como uma ren6ncia ao mesmo, nem qualquer exercicio 6nico ou parcial de tal poder, direito ou privilegio impedira outro ou posterior exercicio do mesmo ou o exercicio de qualquer outro direito, poder ou privilegio. Todos os direitos e recursos aqui existentes s'ao cumulativos e n'ao exclusivos de quaisquer direitos ou recursos disponiveis de outra forma.

4.2 Avisos. Qualquer notificag"ao aqui exigida ou permitida a ser dada sera por escrito e podera ser notificada pessoalmente e sera considerada entregue ap6s o recebimento ou se enviada pelo correio dos Estados Unidos, tres (3) dias 6teis apos ser depositada no correio dos Estados Unidos, certificada, com postagem pre-paga e devidamente enderegada, se enviada por transmiss'ao por fax (com o original enviado por correio certificado ou registrado ou por correio noturno) e sera considerada ter sido entregue no dia da telecopia, ou por correio electronic° ou servicos como o DocuSign com recepg"ao acusada pelas panes. Para os fins deste documento, os enderegos e n6meros de fax do Titular e do Tomador Sao os estabelecidos no primeiro paragrafo da Pagina 1 desta Nota.

4.3 Definition of Note. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended, or supplemented.

4.4 Assignability. This Note may not be assigned by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

4.6 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The Parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York with respect to any dispute arising out of or relating to the securities, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to the securities or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

4.3 Definigao de Nota. 0 termo "Nota" e todas as referencias a ela, tal como utilizadas ao longo do presente instrumento, designam este instrumento tal como originalmente executado, ou se posteriormente alterado ou completado, depois alterado ou completado.

4.4 Atribuibilidade. Esta Nota nao podera ser cedida pelo Tomador sem o consentimento por escrito do Titular. Esta Nota vinculara o Tomador e seus sucessores e cessionarios e reverters em beneficio do Titular e de seus sucessores e cessionarios.

4.5 Custo de Cobranga. Em caso de inadimplencia no pagamento desta Nota, o Mutuario devera pagar ao Titular as despesas de cobranga, inclusive honorarios advocaticios.

4.6 Legislagtio Aplicavel; Resolugao de Conflitos; Dispensa do Tribunal do JCiri. Esta Nota sera regida e interpretada de acordo com as leis do Estado de Nova York, sem referencia a principios de conflito de leis. As Partes submetem-se irrevogavelmente a jurisdigao de qualquer tribunal estadual ou federal com sede no ou para o Tribunal Distrital dos Estados Unidos para o Distrito Sul de Nova York ou qualquer tribunal do Estado de Nova York com sede no Condado de Nova York, Nova York com relagao a qualquer disputa decorrente ou relacionada aos valores mobiliarios, e cada parte concorda irrevogavelmente que todas as reivindicagoes em relagao a tal disputa ou processo sera° ouvidas e determinadas em tais tribunais. As Partes renunciam irrevogavelmente, na maxima extensao permitida por lei, a qualquer objegao que possam ter agora ou futuramente ao foro de qualquer disputa decorrente ou relacionada aos valores mobiliarios ou ao transagoes aqui contempladas trazidas em tal tribunal ou qualquer defesa de foro inconveniente para a manutengao de tal disputa ou processo. Cada parte concorda que uma sentenca em qualquer disputa pode ser executada em outras jurisdigoes por ag"ao sobre a sentenca ou de qualquer outra maneira prevista em lei. AS PARTES RENUNCIAM A UM JULGAMENTO POR JURI EM QUALQUER Ac.AO, PROCESSO, REIVINDICA00 OU RECONVEKAO APRESENTADA OU REIVINDICADA POR QUALQUER UMA DAS PARTES CONTRA A OUTRA SOBRE QUAISQUER QUESTOES DECORRENTES OU DE QUALQUER FORMA RELACIONADAS A ESTE CONTRATO.

4.7 No Amendment. This Note shall not be amended without the prior written consent of the PARTIES.

IN WITNESS WHEREOF Borrower has caused this Note to be signed in its name on the [●] 2023.

This contract is written in both languages (English and Portuguese), to facilitate the understanding, but for legal effects, English is the official language of this document.

4.7 Sem emenda. Esta Nota n'ao sera alterada sem o consentimento previo por escrito das PARTES.

ATESTO QUE, o mutuario fez com que esta Nota fosse assinada em seu nome no dia [●] de 2023.

Este contrato esta redigido em ambos os idiomas (ingles e portugues), para facilitar o entendimento, mas para efeitos legais, o ingles é o idioma oficial deste documento.

BRB FOODS INC.	[Holder]